SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

MOD-PAC CORP.

(Exact name of registrant as specified in its charter)

New York	0-50063	16-0957153
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 Elmwood Avenue, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716)873-0640

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MOD-PAC CORP. (the “Company”) (the “Company”) extended its existing credit facility by entering into a First Amendment Agreement dated as of May 28, 2013 (the “Amendment”), to the Revolving Credit Agreement, dated as of June 9, 2010 (the “Credit Agreement”)  between the Company, as borrower, and Manufacturers and Traders Trust Company, as lender.  The Amendment provides for an extension of the maturity date of the revolving credit facility provided under the Credit Agreement from June 9, 2013 to December 31, 2013.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment, dated as of May 28, 2013 to the Revolving Credit Agreement dated as of June 9, 2010 between MOD-PAC CORP., as Borrower and Manufacturers and Traders Trust Company, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOD-PAC CORP.

Dated: May 29, 2013	By:	/s/ DANIEL G. KEANE
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment, dated as of May 28, 2013 to the Revolving Credit Agreement dated as of June 9, 2010 between MOD-PAC CORP., as Borrower and Manufacturers and Traders Trust Company, as Lender.